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                                                                  EXHIBIT 10.9

                          RESTATED MANAGEMENT AGREEMENT

          THIS RESTATED MANAGEMENT AGREEMENT (the "AGREEMENT"), entered into this 30th day of March, 2001, is effective as of January 1, 2001 (the "Effective Date" hereof) and is entered into by and among United Industries Corporation, a Delaware corporation (the "COMPANY"), Daniel Johnston ("EXECUTIVE"), and the Trust established by that certain Trust Agreement dated as of January 20, 1999 (the "Trust") by and between the Company and Stephen R. Brian, as original trustee. Subsequent to the execution of the 1999 Agreement, Stephen R. Brian was replaced as trustee of the Trust by Matthew M. McCarthy ("Successor Trustee").

          The Company and Executive desire to enter into this Agreement relating to Executive's employment by the Company. The Agreement restates the Management Agreement (the "1999 Agreement") dated as of January 20, 1999 (the date thereof having been erroneously recited in the first paragraph of the 1999 Agreement as January 20, 1998) and incorporates into the Agreement all additions, deletions and modifications which have been agreed to between the parties as of the Effective Date hereof. Certain capitalized terms used but not otherwise defined herein remain as defined in SECTION 11.

Pursuant to the 1999 Agreement, the Trust purchased, and the Company sold, for an aggregate purchase price of $1,000,000.00, 100,000 shares of Class A Voting Common Stock and 100,000 shares of Class B Non-Voting Common Stock (collectively, the "COMMON STOCK"). The Common Stock and all other capital stock of the Company acquired at any time by Executive and/or the Trust (including, without limitation, shares of Common Stock purchased upon the exercise of the Options) are sometimes collectively referred to as "EXECUTIVE SECURITIES." The Executive Securities are subject to certain transfer restrictions and repurchase rights as set forth herein.

Simultaneously with the execution of this Agreement, the parties hereto have also entered into a 2001 Stock Option Agreement, the form of which is attached as ANNEX A hereto. On January 20, 1999 the Company granted Executive options to purchase 600,000 shares of Common Stock, in accordance with the terms and conditions contained in the Company's 1999 Stock Option Plan.

          The parties hereto, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

     PART I.   EMPLOYMENT TERMS

     1.   EMPLOYMENT AND DUTIES.

          (a) The Company shall continue to employ Executive, and Executive hereby agrees to continue his employment with the Company, in the new capacity of Executive Vice President as well as Chief Financial Officer pursuant to the terms and conditions of this Agreement. Executive shall report to the President of the Company and/or the Board. The Company shall not assign to Executive duties or functions which are outside of Executive's areas of competence in order to use Executive's failure to perform as a basis for termination for Cause.

          (b) Executive shall devote his best efforts to the interests of the Company, which interests may change from time to time, and shall devote such time to his employment as the duties and responsibilities of his position reasonably require.

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          (c)  Executive shall perform such duties and functions commensurate with his position as may be reasonably assigned or delegated to him from time to time by the Company's President or Board. Executive acknowledges that such executive duties and functions may or may not involve performance of services for or on behalf of affiliates of the Company.

          (d) The principal office of the Company at the date hereof, which is Executive's primary place of employment, is situated in St. Louis County, Missouri. While the duties of Executive will require him to travel, Executive shall not be required to change his principal residence from St. Louis County to a locale other than a locale in which the Company's principal office may be situated at the time.

          (e) The provisions of EXHIBIT 1 (e) are hereby acknowledged as obligations of Executive both during the Term of his employment and thereafter.

     2. TERM AND TERMINATION.

          (a) TERM. The "TERM" of Executive's employment is from the date hereof until the "TERMINATION DATE", which is defined as the date of termination of Executive's employment pursuant to any one or more of SECTIONS 2(b), 2(c), 2(d) or 2(e) of this Agreement. Executive is an at-will employee of the Company and such employment may be terminated by Executive, in his sole and arbitrary discretion, at any time with or without Good Reason, or by the Company, in the Company's sole and arbitrary discretion, at any time with or without Cause, by delivery of a written termination notice to the other party, in each case subject to the consequences in SECTION 4.

          (b) DEATH. If Executive dies during the Term, the Termination Date shall be the date of his death.

          (c) DISABILITY. If Executive becomes Disabled during the Term, the Termination Date shall be the date as of which such Disability is determined. Subject to applicable law, "DISABILITY" means such physical, mental or psychological condition or other impairment that prevents Executive from effectively performing the duties of his employment for more than ninety (90) calendar days in any six (6) consecutive months commencing on the initial date of such impairment commencing on the initial date of such impairment. In connection with any Disability (or possible Disability):

               (i) Executive shall cooperate with any physicians engaged by the Company to examine Executive to determine whether or not Executive is Disabled, and each of Executive and the Company irrevocably consents to disclosure to each of them by any such physicians of all matters relating to such examinations.

               (ii) The determination of Disability shall be by agreement of the Company and Executive, or if Executive's condition is such that he is unable to participate in such determination, then by agreement of the Company and Executive's spouse or whoever else is then acting on his behalf, and if the parties involved in such determination are unable to reach agreement within 10 days of a request by either party, then the issue shall be decided by a physician chosen by the Company and reasonably acceptable to Executive. The Company will pay all expenses incurred in the determination of whether Executive is Disabled.

          (d) TERMINATION BY EXECUTIVE. If Executive terminates his employment, with or without Good Reason, the Termination Date shall be the date on which Executive's termination notice is given to the Company, or such later date indicated on such termination notice; PROVIDED that upon receipt of Executive's termination notice, the Company may, in its sole discretion, request that Executive cease

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his employment activities prior to the date referenced in such notice and
Executive shall promptly comply with such request, it being understood that such request will not change the Termination Date specified in this SECTION 2(d) or affect the characterization of the termination of Executive's employment.

          (e) TERMINATION BY THE COMPANY. If the Company terminates the employment of Executive, with or without Cause, the Termination Date shall be the date on which the Company's termination notice is given to Executive, or such later date indicated on such termination notice.

          (f) REVERSAL OF DETERMINATION. If Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, and it is thereafter judicially determined that Cause or Good Reason as appropriate for such termination does not exist, then Executive's employment shall be deemed to have been terminated without Cause or Good Reason as appropriate as of the Termination Date. If matters constituting Cause or Good Reason as appropriate become known to the Company or to Executive subsequent to the time that Executive's employment is terminated, then either party may, by delivery of written notice to the other party, treat such termination as being for Cause or Good Reason as appropriate.

          (g) DEFINITION OF CAUSE. "CAUSE" for termination by the Company of Executive's employment means:

               (i) the commission by Executive of any willful act against the interests of the Company which causes or is intended to cause harm to the Company or any of its Stockholders. For purposes of this definition, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon specific instructions given pursuant to a resolution duly adopted by the Board or directed by the President of the Company or based upon the written advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company;

               (ii) Executive has been convicted of, or pleads nolo contendere with respect to, any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company;

               (iii) the habitual drug addiction or habitual intoxication of Executive which negatively impacts his job performance; or

               (iv) Executive breaches any of the terms of this Agreement or any other agreement between Executive and the Company which breach is not cured within twenty (20) days after the delivery of notice in writing from the Board to Executive of such breach, which notice indicates the Company's intention to terminate Executive's employment hereunder if such breach is not cured within such twenty (20) day period and describes the nature of such breach.

          (h) DEFINITION OF GOOD REASON. "GOOD REASON" for termination by Executive of Executive's employment means (i) a material breach by the Company of its obligations under this Agreement which is not cured (if curable) within twenty (20) days after written notice by Executive to the Company, (ii) the Company requiring Executive to move his primary place of employment by more than seventy-five (75) miles, if such move increases Executive's commute from his primary residence, without Executive's written consent thereto; PROVIDED that Executive must notify the Company in writing of his intent to terminate his employment pursuant to this SECTION 2(h)(ii) prior to the sixtieth day after the

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earlier of (x) the date that the Company notifies Executive in writing of its intent to relocate and (y) the date that such relocation occurs, and (iii) the failure of any successor to the Company to assume this Agreement as set forth in
SECTION 13(k).

     3. COMPENSATION.

          (a) Executive's compensation for his services hereunder shall consist of (a) Base Salary, plus (b) Incentive Compensation, if any, plus (c) Benefits, plus (d) Stock Options. Nothing in this Compensation provision shall be construed as creating any employment relationship other than that of employment-at-will.

          (b) "BASE SALARY" shall be paid by the Company to Executive at an annual rate of $325,000, payable in arrears in equal monthly installments. Under no circumstances may the Base Salary be decreased during the Term.

          (c) "INCENTIVE COMPENSATION." if any, up to a maximum of sixty percent (60%) of Base Salary shall be calculated as set forth below.

               (i) DEFINITIONS.

     For purposes of determining Incentive Compensation under this Section 3 ONLY, the following definitions (and not the Definitions set forth in Section 11 of the Agreement) shall apply:

     COMPANY": United Industries Corporation.

     "YEAR": the Company's fiscal year, which as of the date of this Agreement is the same as calendar year.

     "TARGET EBITDA" means the annual EBITDA (as defined in Section 11) performance goal for the Company approved by the Board in its reasonable discretion with the input of Executive. The Board shall use reasonable efforts to determine Target EBITDA for any fiscal Year after 2001 no later than the 90th day of the fiscal Year of the Company to which it relates. Target EBITDA for fiscal 2001 is $60,750,000.

               (ii) COMPONENTS OF INCENTIVE COMPENSATION

     Executive's Incentive Compensation shall consist of a bonus based on (1) Executive's achieving pre-established performance objectives (MBOs) for the applicable Year (the "MBO Component"), and (2) the Company reaching and/or exceeding its Target EBITDA for the applicable Year (the "EBITDA Component"):

     (1) MBO COMPONENT: The portion of Executive's Incentive Compensation based on Executive's ACHIEVEMENT OF PRE-ESTABLISHED INDIVIDUAL PERFORMANCE OBJECTIVES for the applicable Year will be ten percent (10%) of Executive's Base Salary. A prorated portion of Executive's Incentive Compensation will be paid if Executive achieves a portion of his pre-established individual performance objectives for the applicable Year. This award, to be determined by the President at his sole discretion, is in recognition of Executive's achieving pre-established individual performance objectives for the applicable Year, and will be payable within ninety (90) days after Year-end. Executive's performance objectives for each Year will be established between Executive and the President no later than the 90th day of the fiscal Year to which it relates.

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     (2) EBITDA COMPONENT: The portion of Executive's Incentive Compensation that will be paid based on the Company REACHING ITS TARGET EBITDA for the applicable Year will be forty percent (40%) of Executive's Base Salary. Additional Incentive Compensation of up to ten percent (10%) of Executive's Base Salary will be paid based on the Company achieving up to one hundred five percent (105%) of Target EBITDA for the applicable Year. A prorated portion of Executive's EBITDA Component of Incentive Compensation will be paid if the Company achieves at least ninety percent (90%) of its EBITDA goal for the applicable Year.

     Incentive Compensation for a given Year will be payable within ninety (90) days after Year-end. The Company may elect, at its discretion, to pay a portion of the Incentive Compensation prior to the end of the Year.

               (iii) INCENTIVE COMPENSATION CALCULATION:

          Executive's Incentive Compensation shall be calculated as the sum of the following three (3) calculations within this paragraph 3(c)(iii):

               (1) The President, at his sole discretion, in recognition of Executive's achieving pre-established MBOs for the applicable Year, will calculate the MBO Component of Incentive Compensation, In this regard, Executive's Incentive Compensation will equal the product of (A) Base Salary multiplied by (B) zero percent (0%) up to ten percent (10%), as determined by the President; plus

               (2) If the Company's actual EBITDA for the applicable Year equals or exceeds ninety percent (90%) of Target EBITDA for the applicable Year, Executive's Incentive Compensation in this regard will equal the product of (A) Base Salary multiplied by
               (B) twenty percent (20%); plus

               (3) If the Company's actual EBITDA for the applicable Year exceeds ninety percent (90%) of Target EBITDA for the applicable Year, Executive's Incentive Compensation in this regard will equal the product of (A) Base Salary multiplied by (B) two percent (2%) multiplied by (C) the number of percentage points by which the Company's actual EBITDA for the applicable Year exceeds ninety percent (90%) of Target EBITDA for such Year up to a maximum of one hundred five percent (105%) of Target EBITDA.

          EXAMPLE: if Executive, in the determination of the President, achieved 95% of his MBOs and the Company's actual EBITDA was 103% of Target EBITDA for the Year in question, Executive's total Incentive Compensation would be $180,375 calculated as follows, given a Base Salary of $325,000:

               (A) MBO COMPONENT of $30,875 ($325,000 times 9.5%) plus (B) EBITDA COMPONENT of $149,500 [($325,000 times 20% = $65,000 for reaching 90% of Target EBITDA) plus ($325,000 times 2% times 13 = $84,500 for exceeding 90% of Target EBITDA by thirteen (13) percentage points) = $149,500] equals (C) $180,375.

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               Therefore, the maximum amount of Incentive Compensation
               achievable by Executive in an applicable Year is sixty percent (60%) of Base Salary if 105% of Target EBITDA is achieved in the applicable Year and all MBOs are achieved.

               (d) "BENEFITS" consist of whatever, if any, health, hospitalization, sick pay, life insurance, disability insurance, profit sharing, pension, 401(k), and deferred compensation plans and programs that the Company may have in effect from time to time for its employees who are not members of a collective bargaining unit, all of which Executive shall be entitled to participate in on a basis commensurate with his position. Executive shall also be entitled to six (6) calendar weeks paid vacation each year, in addition to regularly scheduled holidays. The Company may initiate, change and discontinue any such plans and programs at any time. If any of such plans or programs require contributions by employees, Executive shall pay the contributions required by his participation at a rate no greater than that applicable to any senior executive of the Company.

               (e) STOCK OPTIONS. On January 20, 1999 the Company granted Executive options (the "OPTIONS") to purchase 600,000 shares of Common Stock, all on the terms and conditions contained in the Company's 1999 Stock Option Plan.

As of the Effective Date hereof, the Company has granted Executive Options to purchase 600,000 shares of Common Stock, all on the terms and conditions contained in the Company's 2001 Stock Option Plan approved by the Board and in a 2001 Stock Option Agreement, the form of which is attached hereto at ANNEX A.

Shares of Common Stock acquired through the exercise of options shall be referred to herein as "OPTION SHARES."

Executive shall be eligible for an additional grant of 100,000 shares of Common Stock on January 1, 2002, at the sole discretion of the President (and subject to approval by the Compensation Committee of the Board), based on Executive's performance. This additional grant will be made under the 2001 Stock Option Plan and will be subject to the same vesting schedule and pricing as the grant made to Executive on the Effective Date.

     4. TERMINATION PROVISIONS.

          (a) If the Company terminates Executive's employment for Cause, or if Executive terminates his employment without Good Reason, or if Executive terminates his employment without Extended Executive Notice, then in any such case

               (i) Executive shall be entitled to Base Salary and Benefits for the period ending on the Termination Date; and

               (ii) Executive shall be entitled to any unpaid Incentive Compensation for any calendar Year ending prior to the Year in which the Termination Date occurs, as well as any Incentive Compensation for the calendar Year in which the Termination Date occurs pro-rated based on the portion of Base Salary paid to Executive by the Company in such Year.

          (b) If Executive terminates his employment for Good Reason or if Executive's employment terminates by reason of his death or Disability, then in any such case

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               (i)     Executive shall be entitled to Base Salary and Benefits
          for the period ending on the Termination Date;

               (ii) Executive shall be entitled to any unpaid Incentive Compensation for any calendar Year ending prior to the Year in which the Termination Date occurs, as well as Incentive Compensation for the calendar Year in which the Termination Date occurs pro-rated based on the portion of Base Salary paid to Executive by the Company in such Year, and

               (iii) IF, AND ONLY IF, Executive (or his estate, guardian or personal representative, as the case may be) signs and delivers to the Company a complete general release of claims in the form of ANNEX B attached hereto, then Executive shall be entitled to his Base Salary (but no Incentive Compensation) for the period commencing on the Termination Date and ending on the date which is one (1) year after the Termination Date, together with any other Benefits as may be provided under the terms of any applicable written plan, program or arrangement of the Company applicable to all senior executives of the Company.

If Executive does not comply with the terms of SECTION 4(b)(iii), above, within 90 days after the Termination Date, then Executive shall only be entitled to payments as set forth in SECTIONS 4(b)(i), and 4(b)(ii), above, and the Company shall not be responsible for any further payments to Executive.

     (c) If the Company terminates Executive's employment without Cause and IF, AND ONLY IF, Executive (or his estate, guardian or personal representative, as the case may be) signs and delivers to the Company a general release of claims in the form of ANNEX B attached to the Agreement, then Executive shall be entitled to the following:

          (i) his Base Salary (but no Incentive Compensation) for the period commencing on the Termination Date and ending on the date which is two
          (2) years after the Termination Date, payable in twenty-four (24) equal consecutive monthly payments; and

          (ii) as of the Termination Date Executive's group medical and dental coverage will be converted to equivalent coverage pursuant to COBRA, and the Company will reimburse Executive for his COBRA-related insurance premiums for the period commencing on the Termination Date and ending on the date which is one (1) year after the Termination Date, provided Executive signs and files his COBRA election forms no later than sixty (60) days after the Termination Date (as required by law). Executive shall pay his own COBRA-related insurance premiums for the 13th through 18th month of coverage following the Termination Date. Any group life insurance and/or long-term disability coverage which Executive may currently have will cease as of the Termination Date, although Executive may convert the policies to individual coverage at his own expense as and to the extent permitted by the group policies involved.

If Executive does not comply with the terms of this Section 4(c) within thirty
(30) days after the Termination Date, then Executive shall only be entitled to payments as set forth in Sections 4(b)(i) and 4(b)(ii), and the Company shall not be responsible for any further payments to Executive. The time allowed to execute the general release shall be extended from thirty (30) days to ninety
(90) days if at any time prior to or during the thirty (30) days after the Termination Date Executive dies or becomes incompetent and a court of appropriate jurisdiction appoints a guardian for him.

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          (d)  Any amounts owed by the Company to Executive pursuant to SECTION
4 shall be paid at such times and in such manner as if the termination giving rise to such payments had not occurred (with the Company retaining the right to prepay all or any portion of such amount at any time in its sole discretion). The Company's obligation to make any payments pursuant to SECTION 4 shall be conditioned upon Executive's continued and continuing compliance with the terms and conditions of this Agreement (including, without limitation, SECTION 6 hereof).

          (e) Except as otherwise specified herein, if Executive's employment terminates on any date other than the last day of a month, Executive's compensation for that month shall be calculated on the basis of a fraction, the numerator of which is the number of calendar days during that month that Executive is in the Company's employ and the denominator of which is the number of days in that month.

          (f) EXTENDED EXECUTIVE NOTICE PROVISION: Any provision of this Agreement to the contrary notwithstanding, if Executive terminates his employment by providing the Company with written notice (which in any event cannot be given to the Company prior to January 1, 2003) stating that his Termination Date is not less than six (6) months nor more than twelve (12) months from the date the Company is given the notice ("Extended Executive Notice"), whether such termination by Executive is with or without Good Reason, then in such case:

               (i) Executive shall be entitled to Base Salary and Benefits for the period ending on the Termination Date stated in the Extended Executive Notice, even if the Company elects to terminate Executive at a date prior to the Termination Date set forth in the Extended Executive Notice, and

               (ii) Executive shall be entitled to any unpaid Incentive Compensation for any calendar year ending prior to the year in which the Termination Date occurs, as well as Incentive Compensation for the calendar Year in which the Termination Date occurs pro-rated based on a percentage equal to that portion of Base Salary paid to Executive by the Company from the first day of such Year through the Termination Date divided by all Base Salary that would have been due Executive for said calendar Year; and

               (iii) IF, AND ONLY IF, Executive (or his estate, guardian or personal representative, as the case may be) signs and delivers to the Company a general release of claims in the form of ANNEX B attached to the Agreement, then Executive shall be entitled to the following:

                       (A) his Base Salary (but no Incentive Compensation) for the period commencing on the Termination Date and ending on the date which is one (1) year after the Termination Date, payable in twelve (12) equal consecutive monthly payments; and

                       (B) as of the Termination Date, Executive's group medical and dental coverage will be converted to equivalent coverage pursuant to COBRA, and the Company will reimburse Executive for his COBRA-related insurance premiums for the period commencing on the Termination Date and ending on the date which is one (1) year after the Termination Date, provided Executive signs and files his COBRA election forms no later than sixty (60) days after the Termination Date (as required by law). Executive shall pay his own COBRA-related insurance premiums for the 13th through 18th month of coverage following the Termination Date.

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                       Any group life insurance and/or long-term disability
                       coverage which Executive may currently have will cease as of the Termination Date, although Executive may convert the policies to individual coverage at his own expense as and to the extent permitted by the group policies involved.

               If Executive does not comply with the terms of this Section 4(f)(iii) within thirty (30) days after the Termination Date, then Executive shall only be entitled to payments as set forth in Sections 4(f)(i) and 4(f)(ii) above, and the Company shall not be responsible for any further payments to Executive. The time allowed to execute the general release shall be extended from thirty (30) days to ninety (90) days if at any time prior to or during the thirty (30) days after the Termination Date Executive dies or becomes incompetent and a court of appropriate jurisdiction appoints a guardian for him.

               (iv) Executive agrees that during the period covered by the Extended Executive Notice: (1) he shall continue to perform his duties in accordance with his obligations under Section 1(b) of the Agreement to "devote his best efforts to the interests of the Company" and to "devote such time to his employment as the duties and responsibilities of his position may reasonably require", and
               (2) Executive shall not participate in any interviews (in person, telephonic or otherwise) with prospective employers if by doing so Executive cannot fully perform his obligations to the Company pursuant to this subparagraph (iv).

               (v) If Executive terminates his employment by providing less than six (6) months' prior written notice thereof to Company, or if Executive gives the Extended Executive Notice to the Company prior to January 1, 2003, or if Executive fails to comply with the provisions of the immediately preceding subsection 4(f)(iv) and fails to cure such noncompliance after being given at least ten (10) days' written notice thereof, or if Executive is terminated for Cause during the period covered by the Extended Executive Notice, then Executive shall be entitled solely to Base Salary and Benefits for the period ending on the Termination Date.

     5.   EXPENSES.

          (a) The Company shall reimburse Executive for all reasonable expenses incurred in the performance of his duties in accordance with the expense reimbursement policy of the Company with respect to senior executives of the Company in effect at the time.

          (b) If the Company requires Executive to locate outside of St. Louis, then the Company shall reimburse Executive for his reasonable relocation expenses in accordance with the expense reimbursement policy of the Company in effect at the time.

     6.   NONCOMPETITION, NONSOLICITATION, CONFIDENTIALITY.

          As a material inducement to the Company to enter into this Agreement and in consideration of the payment by the Company of the compensation detailed herein to Executive:

          (a) During the period (the "NONCOMPETE PERIOD") beginning on the date hereof and ending on the later of (x) the first anniversary of the Termination Date and (y) if severance payments are

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owed to Executive by the Company pursuant to SECTION 4, above, the last date on which such payments are due to be paid to Executive (notwithstanding any reduction in such payments pursuant to SECTION 4(d)), Executive shall not, without the prior written consent of the Company (which consent may be granted or withheld in the Company's sole discretion), directly or indirectly, Participate in any line of business in which the Business is actively engaged or any line of business competitive with the Business anywhere in the United States and any other country in which the Company does business as of the Closing (the "COMPETITIVE ACTIVITIES"). For purposes of this Agreement, the term "PARTICIPATE" includes any direct or indirect interest in, or providing any direct or indirect assistance (whether financial, advisory or otherwise) to, any enterprise (or any affiliate thereof), whether as an officer, director, employee, partner, member, sole proprietor, agent, representative, independent contractor, consultant, creditor, stockholders, unitholder, owner or otherwise; provided that the term "Participate" shall not include ownership of less than 2% of the Common Stock of a publicly-held corporation whose Common Stock is traded on a national securities exchange or in the over-the-counter market. The parties agree that, without violating this SECTION 6(a), Executive may accept employment with any Person which engages in Competitive Activities; PROVIDED that such Person's business is diversified (and has separate and distinct divisions) and Executive is employed in a part of its business which does not engage in Competitive Activities; PROVIDED FURTHER that the Company, prior to Executive accepting such employment, shall receive separate written assurances satisfactory to the Company from the board of directors of such Person and Executive acknowledging that Executive is bound by this SECTION 6, the terms of which such Person has read, and covenanting that Executive will not render services directly or indirectly in connection with any product, process, system or service of any person or organization other than the Company, in existence or under development, which is the same as or competes with a product, process, system or service upon which Executive has worked during the last two years of Executive's employment by the Company or about which Executive acquires Confidential Information.

          (b) During the Noncompete Period, Executive (a) except with respect to Executive's personal secretary, shall not, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Company during the Noncompete Period and (b) shall not induce or attempt to induce any customer or other business relation of the Company to cease doing business with the Company or to engage in any business relationship which might materially harm the Company.

          (c) Executive acknowledges that certain of the information, observations and data relating to the Company which he possesses or has obtained as an employee, officer, director or stockholder of the Company is the confidential and proprietary property of the Company ("CONFIDENTIAL INFORMATION"). Executive agrees that he shall not, directly or indirectly, use for his own purposes or use for or disclose to any third party any of such Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of a Executive's acts or omissions to act, or (ii) Executive is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information (provided that in such case, Executive shall promptly inform the Company of such order, shall cooperate with the Company at the Company's expense in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order). This SECTION 6(c) shall not apply to disclosures of Confidential Information by Executive during his employment with the Company in the ordinary course of business that he reasonably believes are necessary or appropriate and in the Company's best interests.

          (d) The parties hereto acknowledge and agree that the Company will suffer irreparable harm from a breach by Executive of any of the covenants or agreements contained in this

SECTION 6. In the event of an alleged or threatened breach by Executive of any of the provisions of this SECTION 6, the Company or their successors or assigns may, in addition to all other rights and remedies existing in its or their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions hereof. Executive acknowledges and agrees that the restrictions contained in this SECTION 6 are reasonable.

          (e) If, at the time enforcement is sought of any of the provisions of this SECTION 6, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Executive agrees that the covenants made in this SECTION 6 shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

PART II.  PURCHASE OF EXECUTIVE SECURITIES

     7.   PURCHASE AND SALE OF EXECUTIVE SECURITIES.

          (a) COMMON STOCK. Upon execution of the 1999 Agreement, the Trust purchased, and the Company sold, 100,000 shares of the Company's Class A Voting Common Stock and 100,000 shares of the Company's Class B Non-Voting Common Stock at a price of $5.00 per share (the "PURCHASED STOCK"). The Company delivered to the Trust the certificates representing such shares of Common Stock, and the Trust delivered to the Company the aggregate amount of $1,000,000 (the "PURCHASE PRICE").

          (b) CERTAIN REPRESENTATIONS AND WARRANTIES. In connection with the purchase and sale of Executive Securities whether pursuant to the 1999 Agreement, this Agreement or otherwise, Executive hereby represents and warrants to the Company that:

               (i) The Executive Securities beneficially acquired by Executive pursuant to the 1999 Agreement, or which may be beneficially acquired pursuant to this Agreement or otherwise, have been in the past and shall be acquired in the future for his own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws;

               (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities;

               (iii) Executive is an "accredited investor" as defined under Regulation D promulgated under the Securities Act;

               (iv) Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

               (v) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning the Company as he has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Recapitalization Agreement, the

     Stockholders Agreement, all of the exhibits thereto and all of the other agreements contemplated hereby and thereby;

               (vi) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any material agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which he is subject; and

               (vii) Executive is a United States citizen and a resident of the State of Missouri.

          (c) CERTAIN REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the purchase and sale of the Executive Securities under the 1999 Agreement, the Company continues to represent and warrant to Executive that:

               (i) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) The execution, delivery and performance of the 1999 Agreement did not violate, conflict with or result in any breach of the Company's organizational documents or any terms or conditions of any material agreements to which the Company is a party;

               (iii) Any Executive Securities delivered pursuant to the 1999 Agreement, including the shares of Common Stock issuable upon exercise of the Options, are duly authorized, validly issued, fully paid and non-assessable and will not be subject to pre-emptive or similar rights; and

               (iv) The holders of least 75% of the Company's voting common stock reviewed the 1999 Agreement and the Stock Option Agreement annexed thereto and approved the terms and conditions contained herein and therein, including, without limitation, those terms and conditions relating to contingent payments that may be due to Executive upon a Sale of the Company and may have otherwise constituted an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code of 1986, as amended and a copy of such consent was previously provided to Executive (as an attachment to the 1999 Agreement with reference to EXHIBIT 7(c)(iv).

          (d) ADDITIONAL REPRESENTATION AND WARRANTY. As an inducement to the Company to sell the Executive Securities to Executive pursuant to the 1999 Agreement, and as a condition thereto, Executive acknowledged and agreed, and continues to acknowledge and agree, that neither the issuance of the Executive Securities to Executive nor any provision contained herein shall entitle him to remain in the employment of the Company and its Subsidiaries or affect the right of the Company or Executive to terminate his employment at any time, in accordance with the provisions of SECTION 4 hereof.

          (e) COMPENSATION ARRANGEMENTS. The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Securities were issued pursuant to the 1999 Agreement, all in connection with and as a part of the compensation and incentive arrangements between the Company and Executive.

          (f) PAYMENTS TO THE TRUST. In consideration of Executive's agreement to continue employment with the Company, the Company agreed in the 1999 Agreement to accelerate the payment of all amounts owed to Executive by the Company pursuant to that certain Contract for Release in Event of Sale dated as of January 1, 1997 by and between the Company and Executive. Notwithstanding the terms of such agreement, the Company paid to the Trust, on behalf of Executive, a portion of the Share (as defined therein) equal to the Purchase Price immediately upon the execution of a deferred compensation election which was attached to the 1999 Agreement. The Company paid the remainder of the Share (net of any withholding obligations) to Executive immediately upon the execution of such election (the aggregate amount paid on the date hereof to the Trust and Executive (prior to withholding) with respect to the Share was referred to in the 1999 Agreement as the "ESTIMATED SHARE AMOUNT"). The amounts paid to the Trust on behalf of Executive pursuant to such election were for the sole benefit of the Trust, and Executive has no right or ability to receive such amounts except as provided in the Trust's constituent documents. Executive and the Company acknowledge and agree that the final determination of the amount of the Share was made pursuant to the 1999 Agreement, which amount was contingent upon the final determination by the Company of the Company's Stockholders Equity as of December 31, 1998, as reflected on the Company's audited financial statements. The 1999 Agreement provided that if the amount of the Share as finally determined (based on the final determination of 12/31/98 Stockholders Equity) was less than the Estimated Share Amount, Executive was to promptly pay to the Company an amount of cash equal to such shortfall. The 1999 Agreement further provided that if the amount of the Share as finally determined (based on the final determination of 12/31/98 Stockholders Equity) was greater than the Estimated Share Amount, the Company was to promptly pay to Executive an amount of cash equal to such excess, net of any withholding obligations.

     8.   REPURCHASE OPTION.

          (a) RIGHT OF REPURCHASE. In the event Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "TERMINATION"), the Executive Securities (whether held by Executive or the Trust or one or more of their transferees) shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this SECTION 8 (the "REPURCHASE OPTION").

          (b) PURCHASE PRICE. Any repurchase of Executive Securities pursuant to the Repurchase Option shall be at the "REPURCHASE PRICE" described in this
SECTION 8(b) determined as of the date of the Termination. If Executive's employment is terminated by Executive without Good Reason prior to January 20, 2004 or by the Company for Cause, the Repurchase Price for all of the Option Shares shall be the lower of (i) the Fair Market Value therefor and (ii) the Original Cost therefor. If Executive's employment is terminated for any other reason, the Repurchase Price for all Option Shares shall be the Fair Market Value therefor. Notwithstanding the reason for the termination of Executive's employment, the Repurchase Price for all Purchased Shares shall be the Fair Market Value therefor.

          (c) REPURCHASE BY THE COMPANY. The Company may elect to purchase all or any portion of the Executive Securities at the Repurchase Price by delivering written notice (the "REPURCHASE NOTICE") to Executive within 120 days after the Termination. The Repurchase Notice shall set forth the number of shares to be acquired from Executive and/or the Trust and/or their transferees (if any), the aggregate consideration to be paid for such securities, and the time and place for the closing of the transaction (the "REPURCHASE CLOSING"). The Company may, in its sole discretion, assign its rights pursuant to this SECTION 8 to the holders of its capital stock (other than Executive and any other Stockholder whose shares are being repurchased) pro rata on the basis of the number of shares owned (with subsequent re-offer in the event of under subscription); PROVIDED that any such assignees shall comply with the terms of this SECTION 8.

          (d) REPURCHASE CLOSING. The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice which date shall not be more than 60 days nor less than 10 days after the delivery of such notice delivered. Subject to SECTION 8(e), the Company shall pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds. The Company shall be entitled to receive customary representations and warranties regarding good title to such securities, free and clear of any liens or encumbrances, power and authority, due execution, and enforceability.

          (e) CERTAIN RESTRICTIONS. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Securities hereunder which the Company is otherwise entitled or required to make, the time periods provided in this SECTION 8 shall be suspended, and the Company shall make such repurchases as soon as it is permitted to do so under such restrictions with interest at an annual rate of 7%. In addition, the Company may pay the Repurchase Price for such Executive Securities by offsetting any bona fide debts owed by Executive to the Company.

          (f) TERMINATION OF REPURCHASE OPTION. The Repurchase Option set forth in this SECTION 8 shall continue with respect to all Executive Securities following any Transfer thereof; PROVIDED that such Repurchase Option shall terminate effective immediately after the consummation of a Sale of the Company or a Public Offering of the Company's equity securities in which the Company receives net proceeds of at least $100 million; and PROVIDED FURTHER that, with respect to each share of Executive Securities, the Repurchase Option with respect to such share shall terminate immediately upon the Transfer of such share pursuant to a Public Sale.

     9.   RESTRICTIONS ON TRANSFER.

          (a) STOCKHOLDERS AGREEMENT. The Executive Securities are subject to the restrictions on Transfer set forth in the Stockholders Agreement.

          (b) LEGEND. The certificates representing the Executive Securities shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JANUARY 20, 1999 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN A MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND DANIEL JOHNSTON DATED AS OF JANUARY 20, 1999, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     10. SURVIVAL. SECTION 4 and SECTIONS 6 through 13 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     11. DEFINITIONS. The following definitions shall be applied to the capitalized terms used in this Agreement for all purposes, unless otherwise clearly indicated:

          (a)  DEFINED TERMS.

          "BOARD" means the Company's board of directors.

          "BUSINESS" means the business conducted by the Company including, without limitation, (a) the production and sale of termiticide products and (b) the business conducted by the Company's Spectrum and Chemsico Divisions.

          "EBITDA" means, for a given period, the consolidated Company's accounting earnings of the Company and its consolidated Subsidiaries before taking into account any interest expense, provision for income taxes or depreciation or amortization expense, excluding for this purpose extraordinary gains and losses unless included in the determination of Target EBITDA.

          "EXECUTIVE SECURITIES" has the meaning set forth in the PREAMBLE. Executive Securities shall continue to be Executive Securities in the hands of any holder other than Executive and except as otherwise provided herein, each such other holder of Executive Securities shall succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities shall also include securities of the Company issued with respect to Executive Securities by way of a stock split, stock dividend or other recapitalization.

          "FAIR MARKET VALUE" of each share of any class or type of Executive Security means the fair value of such shares or such class or type of Executive Security determined in good faith by the Board, based on the assumption of an arms-length transaction between a willing buyer and a willing seller, taking into account all reasonable and customary factors relevant to value including, without limitation, the fact that there may be no public market for the Company's securities, but not including any minority discount; PROVIDED that the "FAIR MARKET VALUE" of each share of Executive Securities issued pursuant to the 1999 Agreement shall not be less than the Original Cost of such share.

          "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 50% of the Company's voting common stock on a fully-diluted basis (a "50% OWNER"), who is not an affiliate of any such 50% Owner, who is not the spouse or descendent (by birth or adoption) of any such 50% Owner or a trust for the benefit of any such 50% Owner and/or such other Persons, and who is not a Person who through contract or other arrangements (other than arrangements entered into in connection with the contemplated transactions) would be an affiliate immediately after the contemplated transaction.

          "ORIGINAL COST" for each share of Common Stock issued to Executive pursuant to the 1999 Agreement shall be equal to $5.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of any class of the Company's Common Stock.

          "PUBLIC SALE" means any sale pursuant to a Public Offering or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

          "SALE OF THE COMPANY" means (a) the acquisition by an Independent Third Party of voting securities of (x) the Company or (y) the surviving entity in any reorganization, merger or consolidation (each an "ACQUISITION") involving the Company (any such entity referred to herein as the "CORPORATION") where such Acquisition causes such Independent Third Party to own more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, other than acquisitions by the Thomas H. Lee Company or its affiliates, (b) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, (c) the acquisition by an Independent Third Party of more than 50% of the Company's assets determined on a consolidated basis or (d) if individuals who constitute the Board on the date of the Company's initial Public Offering of equity securities (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board thereafter, it being understood that any individual becoming a director subsequent to such date whose election, or nomination for election, is, at any time, approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "STOCKHOLDERS" means the Persons holding the outstanding Common Stock or other equity interests of the Company at the time in question.

          "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, Executive and certain other Persons listed on the signature pages thereto.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

          "TARGET EBITDA" means the annual performance goal for the Company approved by the Board in its reasonable discretion with the input of Executive. The Board shall use reasonable efforts to determine Target EBITDA for any fiscal Year after 2001 no later than the 90th day of the fiscal Year of the Company to which it relates. Target EBITDA for fiscal 2001 is $60,750,000.

          "TRANSFER" has the meaning ascribed to such term in the Stockholders Agreement.

          (b) OTHER DEFINITIONS. Other capitalized terms set forth in this Agreement remain as defined in the Original Agreement.

     12. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

               TO THE COMPANY

               United Industries Corporation
               8825 Page Boulevard
               St. Louis, MO 63114
               Telecopy: (314) 253-5941
               Attention: Chief Executive Officer

               TO EXECUTIVE

               Daniel Johnston
               1939 Newburyport
               Chesterfield, MO 63005

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     13.  GENERAL PROVISIONS.

          (a) EXPENSES. The Company and Executive will each pay their own respective legal expenses in connection with the negotiation and execution of this Agreement and the agreements contemplated hereby.

          (b) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way including, without limitation, that certain Employment Agreement by and between the Company and Executive dated as of January 1, 1998, that certain Contract for Release in the Event of Sale by and between the Company and Executive dated as of January 1, 1997, and the 1999 Agreement, except as otherwise specifically set forth in this Agreement. As of the date of his execution of this Agreement, Executive hereby specifically rescinds the Executive Notice letter dated January 2, 2001.

          (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns (including subsequent holders of Executive Securities); PROVIDED that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted Transfer of Executive Securities.

          (f) GOVERNING LAW. The laws of the state of Missouri shall govern all issues and questions concerning the employment of Executive, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (g) REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement

          (h) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Trust and Executive.

          (i) THIRD-PARTY BENEFICIARY. There are no beneficiaries to this Agreement other than the signatories hereto.

          (j) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or legal holiday.

          (k) ASSIGNMENT. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation; PROVIDED that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume this Agreement. As used in this Agreement, "COMPANY" shall mean the Company, as defined above, and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law or otherwise.

          (l) WITHHOLDING. All amounts payable to Executive as compensation hereunder shall be subject to customary withholding by the Company.

          (m) MITIGATION BY EXECUTIVE. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

     UNITED INDUSTRIES CORPORATION
                                                ------------------------
                                                DANIEL JOHNSTON
     By:
         ---------------------

     Its: PRESIDENT AND CEO


                              ------------------------
                              MATTHEW M. McCARTHY, in his capacity as successor trustee of that certain Trust Agreement dated as of January 20, 1999 by and between the Company And Stephen R. Brian, as original trustee

                                  EXHIBIT 1(e)

                           ADDITIONAL EMPLOYMENT TERMS

     The Company is an "equal opportunity employer", and does not practice and will not tolerate unlawful discrimination or harassment of employees or applicants for employment. Should Executive ever encounter such a situation, he shall promptly report, in writing, any incident of which he becomes aware, whether or not directly affecting Executive, which he reasonably believes involves unlawful discrimination or unlawful harassment of any kind. Every such written report may be delivered or mailed in a sealed envelope addressed to the "Personal and Confidential" attention of the Chief Executive Officer of the Company.

     The Company strives to maintain the highest levels of professional behavior in all aspects of business and also to provide a safe and healthful environment in which to work. Towards this end, the Company may from time to time deem it appropriate to conduct certain tests or examinations. These tests would all be at the Company's expense and by agreeing to submit to these programs, Executive is indicating both his willingness to participate and his support for goals in mind subject to whatever legal restrictions or prohibitions may be applicable at the time, if any: (a) Executive authorizes every person involved in administering or conducting such tests or examinations to furnish full reports to the Company, and (b) such tests and examinations may include, but are not limited to polygraph examinations (as permitted under law), testing or examination to determine the presence of drugs, alcohol, contagious or non-contagious disease, or physical or mental defect or impairment, and also testing and examination relevant to aptitude in respect of employment opportunities, advancement, classification and reclassification.